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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2002

Rexhall Industries, Inc.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	0-10067 (Commission File Number)	95-4135907 (IRS Employer Identification No.)

46147 7th Street West, Lancaster California	93534
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(661) 726-0565

(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

     Not applicable.

Item 2. Acquisition or Disposition of Assets.

     None.

Item 3. Bankruptcy or Receivership.

     Not applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

Table of Contents

     Not applicable.

Item 5. Other Events.

     The Company has terminated its Chief Financial Officer.

Item 6. Resignations of Registrant’s Directors.

     Not applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The Company will be restating its first quarter results due to an error in its raw material inventory. Net income for the first quarter of 2002 was reported to be $0.03 per diluted share. Based on the best available information at this time, the Company believes the restated first quarter will reflect a net loss of $0.04 per diluted share.

Item 8. Change in Fiscal Year

     Not applicable.

Item 9. Regulation FD Disclosure.

     Not applicable.

EXHIBITS

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rexhall Industries, Inc. (Registrant)

Date: August 20, 2002	By:	/s/ J. Michael Bourne
J. Michael Bourne, Executive Vice President Chief Operating Officer